Exhibit 10.3

Career Education Corporation

2008 Incentive Compensation Plan

Cover Page to Restricted Stock Agreement

(The Restricted Stock Agreement is attached hereto)

Pursuant and subject to the Career Education Corporation 2008 Incentive Compensation Plan (the “Plan”) and the attached Restricted Stock Agreement, the Committee has awarded the Grantee named below shares of restricted common stock of Career Education Corporation (“Restricted Stock”) as follows:

Name of Grantee: [                                        ]

Grant Date: [                                        ]

☐	Total Number of Shares of Restricted Stock Granted:	[ ]

☐	Percentage of Granted Shares which are
	Time Based Only Vesting (“Time Vesting Stock”):	[ ]

☐	Percentage of Granted Shares which are
Performance and Time Based Vesting
	(“Performance Vesting Stock”):	[ ]

By executing below, the Grantee hereby acknowledges, (1) receipt of a true copy of the Restricted Stock Agreement; (2) that the Grantee has read the Restricted Stock Agreement and the Plan carefully, and fully understands their contents; (3) that the Grantee accepts the award of Shares; and (4) the Grantee agrees to be bound by the terms and conditions of the Restricted Stock Agreement and the Plan.

IN WITNESS WHEREOF, as of the Grant Date the Company and the Grantee hereby agree to be bound by the terms and conditions of the Restricted Stock Agreement and the Plan.

CAREER EDUCATION CORPORATION		GRANTEE

By:	/s/ Gary E. McCullough	By:
	Gary E. McCullough		[ ]
President & Chief Executive Officer

Please complete your address and then sign and return your signed original of this cover page to the Restricted Stock Agreement within 30 days using the enclosed self-addressed envelope to Natalie Desormeau at CEC corporate. Please retain a copy of this signed cover page; the remainder of the Restricted Stock Agreement is for your records and does not need to be returned.

CAREER EDUCATION CORPORATION

2008 INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK AGREEMENT

In accordance with and subject to the terms of the Career Education Corporation 2008 Incentive Compensation Plan (the “Plan”) and this Agreement, the Committee granted to the person named as grantee (the “Grantee”) on the cover page attached to this Restricted Stock Agreement (the “Cover Page”) an award of shares of Restricted Stock of the Career Education Corporation (the “Company”) (the Cover Page and this Restricted Stock Agreement hereinafter referred to as the “Agreement”).

To evidence such award and to set forth its terms, the Company and the Grantee agree as follows. All capitalized terms not otherwise defined in the Agreement shall have the meaning set forth in the Plan.

1. Grant of Restricted Stock. Subject to and upon the terms and conditions set forth in this Agreement and the Plan, the Committee granted to the Grantee the number of shares of Restricted Stock set forth on the Cover Page (the “Shares”), effective as of the grant date set forth on the Cover Page (the “Grant Date”), and the Grantee hereby accepts the grant of the Shares on a restricted basis, as set forth herein.

2. Limitations on Transferability. At any time prior to vesting in accordance with Paragraph 3 or 4, the Shares, or any interest therein, cannot be directly or indirectly transferred, sold, assigned, pledged, hypothecated, encumbered or otherwise disposed.

3. Dates of Vesting. Subject to the provisions of Paragraphs 4 and 5 of this Agreement, the Shares shall cease to be restricted and shall become non-forfeitable (thereafter being referred to as “Unrestricted Stock”) as follows:

(a) the portion of the Shares designated as “Time Vesting Stock” on the Cover Page shall become Unrestricted Stock as of the third anniversary of the Grant Date; and

(b) provided that the performance criteria specified on Exhibit A hereto have been satisfied, the portion of the Shares designated as “Performance Vesting Stock” on the Cover Page shall become Unrestricted Stock as of the third anniversary of the Grant Date, but only to the extent and in the proportion that such performance criteria have been satisfied.

Notwithstanding the foregoing, and subject to Paragraphs 4 and 5 below, in the event that the Grantee incurs a Termination of Service prior to the third anniversary of the Grant Date, the Shares shall be immediately forfeited to the Company.

Any shares of Performance Vesting Stock that do not become Unrestricted Stock on the third anniversary of the Grant Date as a result of a failure to fully satisfy the applicable performance criteria shall be forfeited to the Company. The Committee shall have full discretion and authority to determine whether and to what extent such performance criteria have been satisfied, and the determination of the Committee shall be final and binding on the Grantee, the Company and all other interested persons.

4. Termination of Service. Subject to Paragraph 5 below, the provisions of this Paragraph 4 shall apply in the event the Grantee incurs a Termination of Service at any time prior to the date on which the Restricted Stock shall become Unrestricted Stock as set forth in Paragraph 3:

(a) If prior to the third anniversary of the Grant Date, the Grantee incurs a Termination of Service because of his or her death or Disability, the Shares shall become Unrestricted Stock, and the Grantee shall immediately own the Shares free of all restrictions otherwise imposed by this Agreement.

(b) If, prior to the third anniversary of the Grant Date, the Grantee incurs a Termination of Service for any reason other than his or her death or Disability, then the Shares that have not previously become Unrestricted Stock shall be immediately forfeited to the Company.

5. Change in Control. Upon a Change in Control, the Grantee will have such rights with respect to the Shares as are provided for in the Plan.

6. Stock Certificates and Escrow. The certificates for the Shares shall be held in escrow by the Company until, and to the extent, such Shares shall become Unrestricted Stock. The Shares and the related certificates, together with any assets or securities held in escrow hereunder, shall either be (a) surrendered to the Company for cancellation to the extent such Shares are forfeited by the Grantee pursuant to the terms of the Plan or this Agreement or (b) released to the Grantee to the extent such Shares become Unrestricted Stock pursuant to Paragraph 3, 4 or 5 above.

7. Liability of Company. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and transfer of any Shares pursuant to this Agreement shall relieve the Company of any liability with respect to the non-issuance or transfer of the Shares as to which such approval shall not have been obtained. However, the Company shall use its best efforts to obtain all such approvals.

8. Adjustment in Restricted Stock. The Committee may make or provide for such adjustments as provided for in Section 4.2 of the Plan.

9. Plan Amendment. No discontinuation, modification, or amendment of the Plan may, without the written consent of the Grantee, adversely affect the rights of the Grantee under this Agreement, except as otherwise provided under the Plan. This Agreement may be amended as provided under the Plan, but no such amendment shall adversely affect the Grantee’s rights under the Agreement without the Grantee’s written consent, unless otherwise permitted by the Plan.

10. Stockholder Rights. The Grantee shall be entitled to receive any dividends that become payable on or after the Grant Date with respect to the Shares; provided, however, that no dividends shall be payable (a) with respect to the Shares on account of record dates occurring prior to the Grant Date, and (b) with respect to forfeited Shares on account of record dates occurring on or after the date of such forfeiture. The Grantee shall be entitled to vote the Shares on or after the Grant Date to the same extent as would have been applicable to the Grantee if the Shares had then been Unrestricted Shares; provided, however, that the Grantee shall not be entitled to vote (a) the Shares on account of record dates occurring prior to the Grant Date, and (b) with respect to forfeited Shares on account of record dates occurring on or after the date of such forfeiture.

11. Employment Rights. This Agreement is not a contract of employment, and the terms of employment of the Grantee or other relationship of the Grantee with the Company shall not be affected in any way by this Agreement except as specifically provided herein. The execution of this Agreement shall not be construed as conferring any legal rights upon the Grantee for a continuation of an employment or other relationship with the Company, nor shall it interfere with the right of the Company to discharge the Grantee and to treat him or her without regard to the effect which such treatment might have upon him or her as a Grantee.

12. Disclosure Rights. Except as required by applicable law, the Company (or any of its affiliates) shall not have any duty or obligation to disclose affirmatively to a record or beneficial holder of Common Stock, Restricted Stock or Unrestricted Stock, and such holder shall have no right to be advised of, any material information regarding the Company at any time prior to, upon or in connection with receipt of the Shares.

13. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by and enforced in accordance with the laws of the State of Delaware (other than its laws respecting choice of law).

14. Compliance with Laws and Regulations. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates for Shares, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any exchange upon which the Common Stock is traded. The Company may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such laws, regulations, and requirements, that the Grantees make such covenants, agreements, and representations as the Company, in its sole discretion, considers necessary or desirable.

15. Successors and Assigns. Except as otherwise expressly set forth in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the succeeding administrators, heirs and legal representatives of the Grantee and the successors and assigns of the Company.

16. No Limitation on Rights of the Company. This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

17. Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Grantee, to the address appearing on the records of the Company.

Such communication or notice shall be delivered personally or sent by certified, registered, or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service. Any such notice shall be deemed given when received by the intended recipient. Notwithstanding the foregoing, any notice required or permitted hereunder from the Company to the Grantee may be made by electronic means, including by electronic mail to the Company-maintained electronic mailbox of the Grantee, and the Grantee hereby consents to receive such notice by electronic delivery. To the extent permitted in an electronically delivered notice described in the previous sentence, the Grantee shall be permitted to respond to such notice or communication by way of a responsive electronic communication, including by electronic mail.

18. Construction. Notwithstanding any other provision of this Agreement, this Agreement is made and the Shares are granted pursuant to the Plan and are in all respects limited by and subject to the express provisions of the Plan, as amended from time to time. To the extent any provision of this Agreement is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. The interpretation and construction by the Committee of the Plan, this Agreement and any such rules and regulations adopted by the Committee for purposes of administering the Plan, shall be final and binding upon the Grantee and all other persons.

19. Entire Agreement. This Agreement, together with the Plan, constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction.

20.	Amendment. Any amendment to this Agreement shall be in writing and signed by the Company and the Grantee.

21. Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

22. Counterparts. This Agreement may be signed in two counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

23. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

24. Severability. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

25. Tax Consequences. The Grantee acknowledges and agrees that the Grantee is responsible for all taxes and tax consequences with respect to the grant of the Shares or the lapse of restrictions otherwise imposed by this Agreement. The Grantee further acknowledges that it is the Grantee’s responsibility to obtain any advice that the Grantee deems necessary or appropriate with respect to any and all tax matters that may exist as a result of the grant of the Shares or the lapse of restrictions otherwise imposed by this Agreement.

Notwithstanding any other provision of this Agreement, the Shares, together with any other assets or securities held in escrow hereunder, shall not be released to the Grantee unless, as provided in Section 17 of the Plan, the Grantee shall have paid to the Company, or made arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to the grant of the Shares or the lapse of restrictions otherwise imposed by this Agreement.

26. Receipt of Plan. The Grantee acknowledges receipt of a copy of the Plan, and represents that the Grantee is familiar with the terms and provisions thereof, and hereby accepts the Shares subject to all the terms and provisions of this Agreement and of the Plan. The Shares are granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Shares shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement, and its interpretation and determination shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

IN WITNESS WHEREOF, the parties hereto have acknowledged their rights and obligations under this Agreement as of the Grant Date, by signing the Cover Page.

Exhibit A

Performance Criteria